EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Marathon Bancorp, Inc. Announces Completion of the Community Offering and Stockholder and Member Approvals for Pending Conversion Transaction

Wausau, Wisconsin, March 31, 2025 — Marathon Bancorp, Inc. (the “Company”) (OTC Pink: MBBC), the holding company for Marathon Bank (the “Bank”), announced today that that the community offering in connection with the conversion of Marathon MHC (the “MHC”) from mutual to stock form (the “Conversion”) was completed. Orders for approximately $16.9 million of the Company’s common stock were accepted in the subscription and community offerings. Subject to regulatory approval, the Company intends to close the offering at this amount, which is slightly above the midpoint of the offering range (1,650,000 shares).

In addition, the Company announced today that its stockholders and the members of the MHC approved the Conversion.  The approvals were received at a Special Meeting of Stockholders and a Special Meeting of Members, both held earlier today.

The closing of the offering and Conversion remain subject to customary final regulatory approvals and the satisfaction of customary closing conditions.  Final results of the offering and the anticipated closing date of the Conversion will be announced following receipt of all final regulatory approvals.
About Marathon Bancorp, Inc.

Marathon Bancorp is the bank holding company for Marathon Bank, a Wisconsin-chartered savings bank headquartered in Wausau, Wisconsin.  The Bank conducts its business from its main office and four branch offices located in Marathon, Waukesha and Ozaukee Counties.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve System or the Wisconsin Department of Financial Institutions for the proposed Conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; those risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the SEC, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Nicholas W. Zillges
President and Chief Executive Officer
Marathon Bancorp, Inc.
(715) 845-7331